Exhibit 10.1

HANCOCK FABRICS, INC.

2001 STOCK INCENTIVE PLAN

AMENDED AND RESTATED

1.             Purpose.

The purpose of the HANCOCK FABRICS, INC. 2001 STOCK INCENTIVE PLAN (the "Plan") is to further the earnings of HANCOCK FABRICS, INC., a Delaware corporation, and its subsidiaries (collectively, the "Company") by assisting the Company in attracting, retaining and motivating key employees and directors of high caliber and potential.  The Plan provides for the award of long-term incentives to those key employees and directors who make substantial contributions to the Company by their loyalty, industry and invention.

2.             Administration.

The Plan shall be administered by the Stock Plan Committee (the "Committee") selected by the Board of Directors of the Company (the "Board of Directors") consisting solely of two or more members who are "outside directors" as described in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").  Except to the extent permitted under paragraph 6(g) hereof or Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "1934 Act") (or any successor rule of similar import), each Committee member shall be ineligible to receive, and shall not have been, during the one-year period prior to appointment thereto, granted or awarded stock options or restricted stock pursuant to this Plan or any other similar plan of the Company or any affiliate of the Company.  Without limiting the foregoing, the Committee shall have full and final authority in its discretion to interpret the provisions of the Plan and to decide all questions of fact arising in its application.  Subject to the provisions hereof, the Committee shall have full and final authority in its discretion to determine the employees and directors to whom awards shall be made under the Plan; to determine the type of awards to be made and the amount, size and terms and conditions of each such award; to determine the time when awards shall be granted; to determine the provisions of each agreement evidencing an award; and to make all other determinations necessary or advisable for the administration of the Plan.

3.             Stock Subject to the Plan.

The Company may grant awards under the Plan with respect to not more than a total of 6,300,000 shares of $.01 par value common stock of the Company (the "Shares"), (subject to adjustment as provided in paragraph 18, below).  Such Shares may be authorized and unissued Shares or treasury Shares.  Except as otherwise provided herein, any Shares subject to an option which for any reason is surrendered before exercise or expires or is terminated unexercised as to such Shares shall again be available for the granting of awards under the Plan.  Similarly, if any Shares granted pursuant to restricted stock awards are forfeited, such forfeited Shares shall again be available for the granting of awards under the Plan.

4.             Eligibility to Receive Awards.

Persons eligible to receive awards under the Plan shall be limited to those officers, other key employees and directors of the Company who are in positions in which their decisions, actions and counsel have a significant impact upon the profitability and success of the Company (but excluding members of the Committee, except as provided in paragraph 6(g)).

5.             Form of Awards.

Awards may be made from time to time by the Committee in the form of stock options to purchase Shares, restricted stock, or any combination of the above. Stock options shall be limited to options which do not qualify (“Nonqualified Stock Options”) as incentive stock options within the meaning of Section 422(b) of the Code.

6.             Stock Options.

Stock options for the purchase of Shares shall be evidenced by written agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time; provided that the maximum number of options which may be granted to any one grantee during any twelve-month period is 100,000 (except that (i) the Committee in its discretion may exceed such limitation as to executive officers of the Company and (ii) such limitation shall be adjusted pursuant to paragraph 18 below).  Such agreement shall contain the terms and conditions applicable to the options, including in substance the following terms and conditions:

(a)
Number of Shares.  Each option agreement shall identify the options represented as Nonqualified Stock Options, and shall set forth the number of Shares subject to the option (as adjusted pursuant to paragraph 18, below).

(b)
Option Price.  The option exercise price to be paid by the optionee to the Company for each Share purchased upon the exercise of an option shall be determined by the Committee, but shall in no event be less than 100 percent of the fair market value per Share on the date the option is granted, as determined by the Committee.  Notwithstanding anything herein to the contrary, the Committee shall not reprice any options to a lower exercise price at any time during the term of any option granted under this Plan.

(c)
Exercise Term. Each option agreement shall state the period or periods of time within which the option may be exercised, in whole or in part, as determined by the Committee and subject to such terms and conditions as are prescribed for such purpose by the Committee.  The Committee, in its discretion, may provide in the option agreement that the option shall become immediately exercisable, in whole or in part, in the event of Retirement, death or Disability.  Notwithstanding the foregoing, no option shall be exercisable after seven years from the date of grant.

(d)
Payment for Shares.  The purchase price of the Shares with respect to which an option is exercised shall be payable in full at the time of exercise in cash, Shares at fair market value (i.e., in either a “net” exercise or a “cashless” exercise), or by delivery of an executed promissory note secured by the shares so purchased, or a combination thereof, as the Committee may determine and all subject to such terms and conditions as may be prescribed by the Committee for such purpose.  If the purchase price is paid by tendering Shares, the Committee in its discretion may grant the optionee a new stock option for the number of Shares used to pay the purchase price.

(e)
Rights Upon Termination.  In the event of Termination (as defined below) of an optionee's status as an employee or director of the Company for any cause other than Retirement, death or Disability, all unexercised options shall terminate immediately unless otherwise specified in the Option Grant Agreement or unless the Committee shall determine otherwise. (As used herein, "Termination" means, (i) in the case of an employee, the cessation of the grantee's employment by the Company for any reason, and (ii) in the case of a director, the cessation of the grantee's service as a director of the Company; and "Terminates" has the corresponding meaning.  As used  herein, "Retirement" means (in the case of an employee) termination of employment under circumstances entitling the participant to elect immediate payment of retirement benefits under the Hancock Fabrics, Inc. Consolidated Retirement Plan or any successor plan, or (in the case of a director), the same meaning as Termination or Terminates and “Retires” has the corresponding meaning.  As used herein, "Disability" means failure to return to full-time employment duties immediately after the participant has exhausted the short term disability benefits under the then applicable short term disability policy or procedures of the Company, and "Disabled" has the corresponding meaning).  In the event that an optionee Retires, dies or becomes Disabled prior to the expiration of his option and without having fully exercised his option, the optionee or his Beneficiary (as defined below) shall have the right to exercise the option during its term within a period of (i) one year after Termination due to Retirement, death or Disability, or (ii) one year after death if death occurs either within one year after Termination due to Retirement or Disability to the extent that the option was exercisable at the time of death or Termination, or within such other period, and subject to such terms and conditions, as may be specified by the Committee.  (As used herein, "Beneficiary" means the person or persons designated in writing by the grantee as his Beneficiary with respect to an award under the Plan; or, in the absence of an effective designation or if the designated person or persons predecease the grantee, the grantee's Beneficiary shall be the person or persons who acquire by bequest or inheritance the grantee's rights in respect of an award).  In order to be effective, a grantee's designation of a Beneficiary must be on file with the Committee before the grantee's death, but any such designation may be revoked and a new designation substituted therefor at any time before the grantee's death.

(f)
Nontransferability.  Except as provided in paragraph 14(b), options granted under the Plan shall not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution.  Except as provided in paragraph 14(b), during the lifetime of the optionee the option is exercisable only by the optionee.

(g)
Grants to Nonemployee Directors.  Notwithstanding any other provision of the Plan, the grant of options and/or restricted stock hereunder to directors who are not also employees of the Company ("Nonemployee Directors") shall be subject to the following terms and conditions:

(i)
The Nonemployee Directors of the Company installed pursuant to the Company’s Plan of Reorganization approved on August 1, 2008, shall receive an initial grant of 50,000 Shares of restricted stock (granted at August 4, 2008), vesting to the extent of 50% of the shares so granted on the first anniversary of the date of grant, and 25% and 25% on the successive second and third such anniversary dates.  Subsequent grants of restricted stock and/or Nonqualified Stock Options to Nonemployee Directors may be made at the discretion of the Compensation Committee, subject to any limitations under Section 16 of the Securities Exchange Act of 1934.

(ii)
Each Nonemployee Director of the Company may elect annually (at the time of his initial election and subsequently at the time of the annual meeting of stockholders for the election of directors), in advance, to receive all or a portion of his compensation for services rendered as a Nonemployee Director in Shares of restricted stock issued under this Plan in lieu of cash, which Shares shall be granted at the time of such annual election, vesting to the extent of 1/12th of the shares so awarded on the same date of each subsequent month..

(iii)
The exercise price of stock subject to an option granted to Nonemployee Directors and the price used to calculate the number of Shares of restricted stock to be issued in lieu of cash consideration under this paragraph 6(g) shall be equal to 100 percent of the fair market value of such stock on the date the option is granted or the compensation would otherwise have been paid in cash, all as determined by the Committee.

(iv)
Except as provided in paragraph 16, each option granted to Nonemployee Directors under this paragraph 6(g) shall not be exercisable until one year after the date of grant; provided, however, that no portion of the option shall be exercisable any earlier than the date the Plan is approved by the stockholders of the Company.

(v)
Unless otherwise provided in the Plan, all provisions with respect to the terms of Nonqualified Stock Options hereunder shall be applicable to options granted to Nonemployee Directors under this paragraph 6(g).

(vi)	The grants described in this paragraph 6(g) shall constitute the only awards under the Plan permitted to be made to Nonemployee Directors.

7.             Restricted Stock Awards.

Restricted stock awards under the Plan shall consist of Shares free of any purchase price, or for such purchase price as may be established by the Committee, restricted against transfer, subject to forfeiture, and subject to such other terms and conditions (including attainment of performance objectives) as may be determined by the Committee.  Shares of restricted stock issued to Nonemployee Directors shall be governed by Section 6(g) above if that section is inconsistent with this Section 7.  Restricted stock shall be evidenced by written restricted stock agreements in such form not inconsistent with the Plan as the Committee shall approve from time to time, which agreement shall contain the terms and conditions applicable to such awards, including in substance the following terms and conditions:

(a)
Restriction Period.  Restrictions shall be imposed for such period or periods as may be determined by the Committee.  The Committee, in its discretion, may provide in the agreement circumstances under which the restricted stock shall become immediately transferable and nonforfeitable, or under which the restricted stock shall be forfeited, provided that no restricted stock award shall become immediately transferable and nonforfeitable, except as provided in paragraph 16 or in the event of Retirement, death or Disability, any more rapidly than from (i) the first anniversary of the date of grant thereof, to the extent of 50% of the Shares covered thereby, (ii) the second anniversary of the date of grant thereof, to the extent of an additional 25% of the Shares covered thereby, and (iii) the third anniversary of the date of grant thereof, to the extent of an additional 25% of the Shares covered thereby.

(b)
Restrictions Upon Transfer.  Restricted stock and the right to vote such Shares and to receive dividends thereon, may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, except as herein provided, during the restriction period applicable to such Shares.  Notwithstanding the foregoing, and except as otherwise provided in the Plan, the grantee shall have all of the other rights of a stockholder, including, but not limited to, the right to receive dividends and the right to vote such Shares.  Any right to receive dividends shall be limited to a right to receive such dividends at the same time and in the same amount as dividends which are paid to holders of unrestricted shares of capital stock of the Company.

(c)
Certificates.  A certificate or certificates representing the number of restricted Shares granted shall be registered in the name of the grantee.  The Committee, in its sole discretion, shall determine when the certificate or certificates shall be delivered to the grantee (or, in the event of the grantee's death, to his Beneficiary), may provide for the holding of such certificate or certificates in escrow or in custody by the Company or its designee pending their delivery to the grantee or Beneficiary, and may provide for any appropriate legend to be borne by the certificate or certificates.

(d)
Lapse of Restrictions.  The restricted stock agreement shall specify the terms and conditions upon which any restriction upon restricted stock awarded under the Plan shall expire, lapse, or be removed, as determined by the Committee.  Upon the expiration, lapse, or removal of such restrictions, Shares free of the restrictive legend shall be issued to the grantee or his legal representative.

8.             Loans and Supplemental Cash.

The Committee, in its sole discretion to further the purpose of the Plan, may provide for supplemental cash payments or loans to individuals in connection with all or any part of an award under the Plan.  Supplemental cash payments shall be subject to such terms and conditions as shall be prescribed by the Committee at the time of grant, provided that in no event shall the amount of payment exceed:

(a)	In the case of an option, the excess fair market value of a Share on the date of exercise over the option price multiplied by the number of Shares for which such option is exercised, or

(b)	In the case of a restricted stock award, the value of the Shares issued in payment of such award.

Any loan shall be evidenced by a written loan agreement or other instrument in such form and containing such terms and conditions (including, without limitation, provisions for interest, payment schedules, collateral, forgiveness or acceleration) as the Committee may prescribe from time to time.

9.             General Restrictions.

Each award under the Plan shall be subject to the requirement that if at any time the Company shall determine that (i) the listing, registration or qualification of the Shares subject or related thereto upon any securities exchange or under any state or federal law, or (ii) the consent or approval of any regulatory body, or (iii) an agreement by the recipient of an award with respect to the disposition of Shares, or (iv) the satisfaction of withholding tax or other withholding liabilities is necessary or desirable as a condition of or in connection with the granting of such award or the issuance or purchase of Shares thereunder, such award shall be consummated in whole or in part only if such listing, registration, qualification, consent, approval, agreement, or withholding shall have been effected or obtained on terms acceptable to the Company.  Any such restriction affecting an award shall not extend the time within which the award may be exercised; and neither the Company nor its directors or officers nor the Committee shall have any obligation or liability to the grantee or to a Beneficiary with respect to any Shares with respect to which an award shall lapse or with respect to which the grant, issuance or purchase of Shares shall not be effected, because of any such restriction.

10.           Single or Multiple Agreements.

Multiple awards, multiple forms of awards, or combinations thereof may be evidenced by a single agreement or multiple agreements, as determined by the Committee.

11.           Rights of the Shareholder.

The recipient of any award under the Plan, shall have no rights as a shareholder, except as provided in Paragraph 7(b), with respect thereto unless and until certificates for Shares are issued to him, and the issuance of Shares shall confer no retroactive right to dividends.

12.           Rights to Terminate.

Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any person the right to continue in the employment of the Company or to serve as a director, or affect any right which the Company may have to terminate the employment or directorship of such person.

13.           Withholding.

Prior to the issuance or transfer of Shares under the Plan, the recipient shall remit to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements. The amount to be withheld shall be determined by the Company and shall be the based on the minimum statutory requirements. The recipient may satisfy the withholding requirement in whole or in part by electing to have the Company withhold Shares having a value equal to the amount required to be withheld.  The value of the Shares to be withheld shall be the fair market value, as determined by the Committee, of the stock on the date that the amount of tax to be withheld is determined (the "Tax Date").  Such election must be made prior to the Tax Date, must comply with all applicable securities law and other legal requirements, as interpreted by the Committee, and may not be made unless approved by the Committee, in its discretion.

14.           Non-Assignability.

(a)
Except as provided in paragraph 14(b), no award under the Plan shall be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered, other than by will or by the laws of descent and distribution, or by such other means as the Committee may approve.  Except as provided in paragraph 14(b), or as otherwise provided herein, during the life of the recipient, such award shall be exercisable only by such person or by such person's guardian or legal representative.

(b)
The Committee may, in its sole discretion from time to time, permit the assignment of any Nonqualified Stock Option to one or more of an optionee’s “Immediate Family” (as defined herein).  As used herein, members of an optionee’s “Immediate Family” shall include only (i) persons who, at the time of transfer, are the optionee’s spouse or natural or adoptive lineal ancestors or descendants, and (ii) trusts established for the exclusive benefit of the optionee and/or one or more of the persons described in clause (i) of this paragraph 14(b).

15.           Non-Uniform Determinations.

The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards and the agreements evidencing same, and the establishment of values and performance targets) need not be uniform and may be made selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

16.           Change In Control Provisions.

(a)
In the event of a Change in Control (as defined below), the Committee in its sole discretion may cause any stock options awarded under the Plan to vest and restrictions on restricted stock granted under the Plan to lapse, all in accordance with terms determined by the Committee in such event, even though such determination is made after the date of award or grant (so long as such terms are not more restrictive than those contained in any prior agreement with the optionees/grantees relating to the affected options or restricted stock).  The Committee may provide in grant/award agreements issued pursuant to this Plan that the following acceleration and valuation provisions shall be available in the event of a Change in Control (provided that more restrictive provisions may be applicable in the discretion of the Committee) for individual officers who (i) are involuntarily terminated upon a Change in Control as a direct result of the Change in Control or (ii) terminate their own employment for cause upon a Change in Control (e.g., material increase in duties, reduction of authority, reduction of compensation or change in location) (which determination of causation in (i) and (ii) is to be made by the Board of Directors):

(i)	Any stock options awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

(ii)	Any restrictions and deferral limitations applicable to any restricted stock to the extent not already vested under the Plan, shall lapse and such shares shall be deemed fully vested.

(iii)
The value of all outstanding stock options and restricted stock, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or after grant but prior to any Change in Control, be cashed out on the basis of the Change in Control Price (as defined) as of the date such Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

(b)	As used herein, the term "Change in Control" means the happening of any of the following:

(i)
Any person or entity, including a "group" as defined in Section 13(d)(3) of the 1934 Act, other than the Company, a subsidiary of the Company, or any employee benefit plan of the Company or its subsidiaries, becomes the beneficial owner of the Company's securities having 51 percent or more of the combined voting power of the then outstanding securities of the Company that may be cast for the election for directors of the Company (other than as a result of an issuance of securities initiated by the Company in the ordinary course of business), or

(ii)
As the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Company or any successor corporation or entity entitled to vote generally in the election of directors of the Company or such other corporation or entity after such transaction, are held in the aggregate by holders of the Company's securities entitled to vote generally in the election of directors of the Company immediately prior to such transactions.

(c)
As used herein, the term "Change in Control Price" means, as to (b)(i) above, the average closing price per share as reported on the exchange on which the Shares are then traded during the 60 day period immediately preceding the occurrence of the Change in Control, or as to (b)(ii) above, the actual price paid in any transaction (or the weighted average price paid in the case of a combination of transactions) related to the Change in Control, in each case as determined by the Committee.

17.           Non-Competition Provision.

Unless the award agreement relating to a stock option or restricted stock specifies otherwise, a grantee shall forfeit all unexercised, unearned and/or unpaid awards, including, but not by way of limitation, awards earned but not yet paid, all unpaid dividends and dividend equivalents, and all interest, if any, accrued on the foregoing, if the grantee, without the written consent of the Company, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise, in any business or activity which is, in the opinion of the Committee, (i) competitive with the business conducted by the Company or any of its subsidiaries, or (ii) inimical to the best interests of the Company or any of its subsidiaries.

18.           Adjustments.

In the event of any change in the outstanding common stock of the Company, by reason of a stock dividend or distribution, recapitalization, merger, consolidation, reorganization, split-up, combination, exchange of Shares or the like, the Board of Directors, in its discretion, may adjust proportionately the number of Shares which may be issued under the Plan, the number of Shares subject to outstanding awards, and the option exercise price of each outstanding option, and may make such other changes in outstanding options and restricted stock awards, as it deems equitable in its absolute discretion to prevent dilution or enlargement of the rights of grantees, provided that any fractional Shares resulting from such adjustments shall be eliminated.  Provided, however, that no change in the terms may provide the holder of options with a direct or indirect reduction in the ratio of the option exercise price to the fair market value of the Shares.

19.           Amendment.

The Board of Directors may terminate, amend, modify or suspend the Plan at any time, except that the Board shall not, without the authorization of the holders of a majority of Company's voting securities, modify existing awards respecting the number of shares, exercise price or extension of terms, issue new awards in exchange for the cancellation of outstanding awards, increase the maximum number of Shares which may be issued under the Plan (other than pursuant to paragraph 18 hereof), extend the last date on which awards may be granted under the Plan, extend the date on which the Plan expires, change the class of persons eligible to receive awards, or change the minimum option price.  In no event, however, shall the provisions of paragraph 6(g) be amended more often than once every six months, other than to comport with changes in the Code, the Employment Retirement Income Security Act of 1974, as amended, or the rules thereunder.  No termination, modification, amendment or suspension of the Plan shall adversely affect the rights of any grantee or Beneficiary under an award previously granted, unless the grantee or Beneficiary shall consent; but it shall be conclusively presumed that any adjustment pursuant to paragraph 18 hereof does not adversely affect any such right.

20.           Effect on Other Plans.

Participation in this Plan shall not affect a grantee's eligibility to participate in any other benefit or incentive plan of the Company.  Any awards made pursuant to this Plan shall not be used in determining the benefits provided under any other plan of the Company unless specifically provided therein.

21.           Effective Date and Duration of the Plan.

The Plan shall become effective when adopted by the Board of Directors, provided that the Plan is approved by the holders of a majority of the Company's voting securities on the date of its adoption by the Board or before the first anniversary of that date.  Unless it is sooner terminated in accordance with paragraph 19 hereof, the Plan shall remain in effect until all awards under the Plan have been satisfied by the issuance of Shares or payment of cash or have expired or otherwise terminated, but no award shall be granted after March 4, 2021, the expiration date, of  the Plan.

22.           Unfunded Plan.

The Plan shall be unfunded, except to the extent otherwise provided in accordance with Section 7 hereof.  Neither the Company nor any affiliate shall be required to segregate any assets that may be represented by stock options and neither the Company nor any affiliate shall be deemed to be a trustee of any amounts to be paid under any stock option.  Any liability of the Company or any affiliate to pay any grantee or Beneficiary with respect to an option shall be based solely upon any contractual obligations created pursuant to the provisions of the Plan; no such obligations will be deemed to be secured by a pledge or encumbrance on any property of the Company or an affiliate.

23.           Governing Law.

The Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of Delaware except to the extent that such laws may be superseded by any federal law.

As amended June 9, 2005, June 7, 2006, August 4, 2008, April 16, 2009 and June 8, 2010